Exhibit 10.52

Services and License Agreement

This Services and License Agreement (“Agreement”), dated as of November 11, 2013 (the “Effective Date”), is made and entered into by Invention Development Management Company, L.L.C., a Delaware limited liability company, acting on behalf of itself and its Affiliates (“IDMC”) and Visualant, Inc., a Nevada corporation (“Visualant”).

The parties hereby agree as follows:

1.	Definitions

For purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1.	“Affiliate” means with respect to any party, any entity that is Controlled by, under common Control with or Controls such party.

1.2.	“Agreement Term” has the meaning set forth in 9.1(b).

1.3.	“Application Development Services” has the meaning set forth in Section 2.1(a).

1.4.	“Claims” means claims, suits, and legal actions by any third party.

1.5.	“Commissions” has the meaning set forth in Section 4.2.

1.6.
“Confidential Information” means any trade secret or other information of the disclosing party that is not generally available to the public, whether of a technical, business or other nature (including, without limitation, information relating to the disclosing party's technology, software, products, services, designs, methodologies, business plans, finances, marketing plans, customers, prospects or other affairs), that is disclosed to the receiving party during the Term and that the receiving party knows or has reason to know is confidential, proprietary or trade secret information of the disclosing party. Confidential Information also includes any information that has been made available to the disclosing party by third parties that the disclosing party is obligated to keep confidential. Confidential Information does not include any information that: (a) is or was acquired by the receiving party from a third party and is not subject to an unexpired obligation to such third party restricting the receiving party's use or disclosure thereof; (b) is independently developed by the receiving party without reliance upon or use of any of the Confidential Information; or (c) is or has become generally publicly available through no fault or action of the receiving party.

1.7.
“Confidential Materials” means any document, diskette, tape, writing or other tangible item or storage medium of any description that contains any Confidential Information, whether in printed, handwritten, coded, magnetic or other form and whether delivered by the party disclosing the Confidential Information or made by the party that received the Confidential Information.

1.8.
“Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting security, contract or otherwise.

1.9.	“ChromaID Development Kit” means the development kit, which includes a scanner, PC host software application, Scanhead API, and C sample code, that Visualant released in 2013.

1.10.	“Exclusive IP License” means the license of the Licensed IP set forth in Section 3.1.

1.11.
“Fully-Diluted Shares” means the total number of Shares outstanding, assuming the exercise or conversion of all securities convertible into Shares, such securities including but not limited to warrants and options.

1.12.
“Field of Use” means identification, authentication and diagnostics using a plurality of bands of electromagnetic energy (e.g., Light Emitting Diode (LED), laser) and at least one sensor (e.g., Photodiode, charge coupled device (CCD), complementary metal oxide semiconductor (CMOS) device, charge plate).

1.13.	“Global Business Development Services” has the meaning set forth in Section 2.2(a).

1.14.
“IDMC Introduced Company” means a company that (a) Visualant, at its sole discretion, has provided IDMC written authorization to contact regarding a Potential Opportunity; (b) is introduced to Visualant by IDMC in writing or in person regarding a Potential Opportunity; and (c) within twenty-four (24) months after the introduction to Visualant by IDMC, enters into a written agreement with Visualant obligating that company to make any payments or potential payments to Visualant.

1.15.	“IDMC Report” has the meaning set forth in Section 5.2.

1.16.	“IDMC Reporting Period” has the meaning set forth in Section 5.2.

1.17.
“IDMC Technology” means technical information, know-how, processes, procedures, compositions, devices, methods, formulae, materials, protocols, techniques, software, designs, drawings or data created by IDMC while performing the Application Development Services, which may not (a) be claimed in the Patents or Patent Applications but are necessary for practicing the Patents or Patent Applications, (b) have resulted from, or are useful in the practice of, the inventions or discoveries described in the Patents or Patent Applications.

1.18.
“Improvements” means any patented or patentable addition, modification or substitution of an invention claimed in the Licensed IP that (a) would be infringed by the practice of an invention claimed in the Licensed IP or (b) if not for the Exclusive IP License would infringe one or more claims of the Licensed IP.

1.19.	“Indemnitee” means a party and its Affiliates and their respective directors, officers, managers, employees and agents, and the successors, assigns, and heirs of the foregoing.

1.20.	“Invention” means the subject matter of an Invention Disclosure.

1.21.	“Invention Disclosure” has the meaning set forth in 2.1(a)(1).

1.22.	“Inventor” has the meaning set forth in 2.1(a)(1).

1.23.	“Knowledge” means with regard to a party’s representation and warranty in this Agreement qualified by knowledge, a party's knowledge after engaging in reasonable inquiry and investigation.

1.24.	“License Fee” has the meaning set forth in Section 5.1.

1.25.	“License Term” has the meaning set forth in Section 9.1(b).

1.26.	“Licensed IP” means the Patent Applications, IDMC Technology, and Patents, which cover the Inventions selected for patenting pursuant to Section 2.1(b)(4).

1.27.	“Licensing Revenue” means all gross revenue recognized under GAAP received by Visualant in consideration for the grant of a license of Visualant IP or a sublicense of Licensed IP to a third party.

1.28.	“Nonexclusive License” means the license of Visualant IP set forth in Section 3.4.

1.29.	“Nonrecurring Engineering Fee” or “NRE Fee” means the one-time cost to research and develop new inventions.

1.30.	“Option to License” has the meaning set forth in Section 3.2.

1.31.
“Patents” means all patents, utility models, design patents, design registrations, certificates of invention, and other governmental grants or exclusive rights of any kind issued or granted by any government in the world to an inventor or applicant for the protection of inventions or industrial designs anywhere in the world claiming an Invention, or any portion thereof.

1.32.
“Patent Applications” means applications for Patents for an Invention, including, without limitation, all reissues, divisionals, renewals, provisionals, re-examinations, extensions, continuations and continuations-in-part, and requests for continuing examinations.

1.33.	“Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

1.34.	“Potential Opportunity” has the meaning set forth in 2.2(a)(2).

1.35.	“Revenue Allocation” has the meaning set forth in Exhibit B.

1.36.
“Royalty Products” means the specific uses, products, processes, and services (a) that, if made, used, imported, offered for sale, sold, distributed, or otherwise disposed of by Visualant in the absence of this Agreement would infringe, whether directly or through inducement of or contribution to infringement by another, at least one claim of a Patent included in the Licensed IP, (b) that use or incorporate inventions disclosed or claimed in any Patent Applications included in the Licensed IP, or (c) that otherwise use or incorporate the IDMC Technology included in the Licensed IP.

1.37.	“Royalty Product Revenue” means the gross revenue recognized under GAAP that Visualant received from the sale or other disposition of Royalty Products.

1.38.	“Royalties” has the meaning set forth in Section 4.3.

1.39.	“Sales Revenue” means the gross revenue recognized under GAAP that Visualant received from the sale or other disposition of Visualant’s products including Royalty Products.

1.40.	“Services” has the meaning set forth in Section 2.

1.41.	“Shares” means the common shares in the capital of Visualant.

1.42.	“Squid Development Kit” means the development kit that Visualant plans to release subsequent to the release of the ChromaID Development Kit.

1.43.
“Useful IP” means, other than the Licensed IP, the Patent Applications and Patents that relate to spectroscopy and are (a) owned by or licensed by IDMC as of the Effective Date or (b) developed, generated, or otherwise acquired by IDMC after the Effective Date; but for both (a) and (b) only to the extent that IDMC has the ability to grant Visualant a nonexclusive license without (i) breaching any obligation to any third party, (ii) having to acquire additional licensing or patent rights from any third party, and (iii) paying any additional consideration to any third party to grant the nonexclusive license. The determination of whether any particular Patent Application or Patent is within the scope of Useful IP shall be made by IDMC in its sole and absolute discretion.

1.44.
“Visualant Technology” means technical information, know-how, processes, procedures, compositions, devices, methods, formulae, materials, protocols, techniques, software, designs, drawings or data created by Visualant for the enablement or development of the Licensed IP.

1.45.	“Visualant IP” means intellectual property owned by Visualant, including Improvements made by Visualant.

1.46.	“Warrant” has the meaning set forth in Section 4.1.

2.	Services

2.1.	Application Development

(a)	Subject to Section 2.1(b), IDMC shall provide the following services (“Application Development Services”) to Visualant:

(1)
Identify and engage at least twenty (20) pre-qualified inventors (“Inventors”) for a term of sixty (60) days to develop new applications of the ChromaID Development Kit and submit invention disclosures for such applications (“Invention Disclosures”) to IDMC;

(2)	Review the Invention Disclosures with Visualant;

(3)	Upon Visualant’s review and input, prepare and file at least ten (10) U.S. Patent Applications and corresponding PCT Patent Applications to protect the Inventions selected by IDMC; and

(4)	Pay an NRE fee of up to five thousand U.S. dollars ($5,000) to each Inventor named on the Patent Applications.

(b)	To support IDMC’s efforts in providing the Application Development Services, Visualant shall

(1)	Provide IDMC with a ChromaID Development Kit for each Inventor at no cost;

(2)	Provide technical support to each Inventor, as needed, at no cost;

(3)	Review Invention Disclosures with IDMC;

(4)	Provide input to assist IDMC in selecting Inventions and preparing and filing Patent Applications; and

(5)
Delay the selling of the ChromaID Development Kits for one hundred forty (140) days after providing the ChromaID Development Kits to IDMC, except that Visualant may sell the Development Kits to a mutually agreed upon list of not more than ten (10) other entities, to be set out in a separate side letter to this Agreement.

(c)
Visualant hereby grants IDMC an exclusive option to provide Application Development Services to Visualant for the Squid Development Kit for twelve (12) months from the Effective Date. Visualant shall delay selling the Squid Development Kit to other parties for one hundred eighty (180) days after providing the Squid Development Kits to IDMC.

2.2.	Global Business Development

(a)	Subject to Section 2.2(b) below, IDMC may provide the following services (“Global Business Development Services”) to Visualant:

(1)	Present Visualant IP and Licensed IP, if applicable, to potential customers, licensees, and distributors in markets or geographies not being pursued by Visualant;

(2)
Introduce Visualant to a potential customer, licensee, or distributor for the purpose of identifying and closing a license, sale, or distribution deal or other monetization event (“Potential Opportunity”);

(3)	Upon written request of Visualant, take the lead in any negotiation;

(b)	Upon written request of IDMC, Visualant, in its sole discretion, shall provide IDMC with authorization to contact a potential customer, licensee, or distributor.

2.3.	Independent Contractor

(a)	IDMC is an independent contractor and not an employee or agent of Visualant. This Agreement does not create an agency, joint venture, partnership, or employment relationship.

(b)
This Agreement does not authorize IDMC to enter into contracts on Visualant’s behalf. IDMC shall make clear to third parties that IDMC is an independent contractor of Visualant and has no authority to take any action (except as permitted in this Agreement) on behalf of Visualant or bind Visualant to any agreement.

3.	License of Intellectual Property

3.1.
Exclusive IP License to Visualant. Subject to the terms of this Agreement, IDMC hereby grants and will grant to Visualant a worldwide, nontransferable, exclusive license to the Licensed IP, during the Term, and solely within the Field of Use to (a) make, have made, use, import, sell and offer for sale products and services; (b) make Improvements; and (c) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses). Visualant shall deliver to IDMC a true and correct copy of each and every such sublicense agreement entered into by Visualant within thirty (30) days after execution thereof, and shall promptly advise IDMC in writing of any modification (and supply same) or termination of each such sublicense agreement. Any such sublicense granted under this Agreement must be in accordance with and subject to the terms, conditions and limitations of this Agreement.

3.2.
Nonexclusive Option. Subject to the terms of this Agreement, IDMC hereby grants and will grant to Visualant a nonexclusive and nontransferrable option to acquire a worldwide, nontransferrable, nonexclusive license to the Useful IP within the Field of Use to (a) make, have made, use, import, sell and offer to sell products and services and (b) grant sublicenses to any and all of the foregoing rights (“Option to License”). The Option to License may be exercised for up to two (2) years from the Effective Date. Any nonexclusive license granted upon the exercise of the Option to License will be subject to mutually acceptable terms and conditions to be negotiated between the parties.

3.3.
Reserved Rights. Nothing contained in this Agreement will be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property rights other than the rights expressly granted in this Agreement with respect to the Licensed IP. All rights not expressly granted in this Agreement are reserved by the respective parties, including right in any Visualant IP existing or created in the future. Subject to the Exclusive IP License, as between the parties, IDMC retains all of its right, title and interest to the Licensed IP.

3.4.	Nonexclusive License to IDMC.

(a)
Visualant hereby grants and will grant to IDMC a nonexclusive, worldwide, fully paid up,  nontransferable, sublicenseable, perpetual license to the Visualant IP, solely outside the Field of Use to (a) make, have made, use, import, sell and offer for sale products and services and (b) grant sublicenses of any and all of the foregoing rights (including the right to grant further sublicenses).

(b)
Visualant hereby grants and will grant to IDMC a nonexclusive, worldwide, fully paid up, royalty-free, nontransferable, nonsublicenseable, perpetual license to access and use Visualant Technology solely for the purpose of marketing sublicenses to the Visualant IP to third parties.

3.5.
No Opposition to Intellectual Property. Visualant shall not (i) take any action to oppose, challenge or dispute the validity, enforceability, or scope of any Patent Applications or Patents included in the Licensed IP or (ii) use or authorize any third party to use any Licensed IP in any manner whatsoever other than as expressly permitted pursuant to this Agreement. IDMC agrees that, during the Agreement Term, neither IDMC nor any of its subsidiaries will (i) take any action to oppose, challenge or dispute the validity, enforceability, or scope of the Improvements or (ii) use or authorize any third party to use any Improvement in any manner whatsoever other than as expressly permitted pursuant to this Agreement.

3.6.
Commercialization. Visualant shall use commercially reasonable efforts to develop viable commercial uses of the Licensed IP and to sublicense Licensed IP to other parties for the purpose of those parties making and selling Royalty Products. Such commercially reasonable efforts include technical development and customer collaboration regarding Royalty Products in order to advance the technology toward commercialization and monetization through sub-licensing by Visualant.

4.	Compensation to IDMC

4.1.
Warrant. As consideration for the Exclusive IP License and Application Development Services, Visualant shall issue to IDMC the equivalent of five percent (5%) of the Fully Diluted Shares of Visualant’s common stock in the form of warrants with a strike price of twenty U.S. cents ($0.20) per Share at the Effective Date (“Warrant”) pursuant to the Warrant to Purchase Common Stock, attached to this Agreement as Exhibit A, within 30 days of the Effective Date. As of October 11, 2013, this represented 14,575,286 warrants of common stock.

4.2.	Commissions. As consideration for the Global Business Development Services, Visualant shall pay IDMC the following commissions (“Commissions”):

(a)	Ten percent (10%) of the Licensing Revenue from any IDMC Introduced Company,

(b)
An additional ten percent (10%), for a total of twenty percent (20%), of the Licensing Revenue from any IDMC Introduced Company if IDMC negotiates the agreement between Visualant and the IDMC Introduced Company; and

(c)	Five percent (5%) of the Sales Revenue from any IDMC Introduced Company.

4.3.
Royalties. As consideration for the Exclusive IP License and other rights granted in this Agreement, Visualant shall pay IDMC a royalty of five percent (5%) of Royalty Product Revenue (“Royalties”). For clarity, IDMC is entitled to receive both Royalties and Commissions pursuant to 4.2(c) when Visualant receives Royalty Product Revenue from an IDMC Introduced Company.

4.4.
Payment Dates. Visualant shall compute Commissions and Royalties payments based on Sales Revenue and Royalty Product Revenue, respectively, that Visualant receives in a calendar quarter, with the calendar quarter ending on the last day of the months of March, June, September, and December. Within thirty (30) days after the end of each such calendar quarter period (“Payment Dates”), Visualant shall pay to IDMC all amounts, if any, owed for such period.

4.5.
Payment Mechanics. Visualant shall make all payments to IDMC under this Agreement in United States Dollars. Where Visualant has recognized gross revenues in currency other than United States Dollars, Visualant shall compute the payments based upon the foreign exchange rate existing at the time the gross revenue is recorded as published in The Wall Street Journal. Payments will be made by wire transfer to the account specified by IDMC from time to time in a written notice to Visualant.

4.6.
Taxes. All payments under the Agreement will be made free of all taxes or other withholding and without any deduction, offset, setoff or other charge. Without limiting the foregoing, Visualant may not reduce the amounts payable by any taxes, fees, or other charges imposed on the remittance of royalties or any other amounts payable under this Agreement. Notwithstanding the above, each party shall be responsible for its own income taxes and any gross receipts, sales, use, excise, import, export, value-added or other taxes that may be imposed on such party as a result of the transactions contemplated by the Agreement.

4.7.
Reports. Visualant shall submit a written report of its Licensing Revenue, Sales Revenue, and Royalty Product Revenue (the “Report”) on a quarterly basis on the Payment Dates. Visualant shall include in the Report the name of each party from which Licensing Revenue, Sales Revenue, or Royalty Product Revenue was received, the total amount received from each such party, and a computation of the amount owed for the applicable quarter. If no amount is owed, the Report will so state. Visualant shall have an officer of Visualant or a designee of the officer certify the Report to be correct. Visualant shall send the Report to IDMC as set forth in Section 10.2 and email a copy of the Report to accountsreceivable@intven.com.

4.8.
Late Charges. Visualant will pay a late charge on any overdue amounts calculated at the rate of one percent (1%) per month, accrued daily from the date due until paid. If such rate exceeds the maximum legal rate in the jurisdiction where a claim therefor is being asserted, the rate will be reduced to such maximum legal rate. The right to late charges under this Agreement will be in addition to any other rights that IDMC may have that are conferred by operation of law or in equity.

4.9.	Audit.

(a)
The receipt or acceptance by IDMC of any payment will not prevent IDMC from subsequently challenging the validity or accuracy of the payment. Visualant shall keep and maintain true and complete books and records in sufficient detail to enable all amounts payable to IDMC under this Agreement to be accurately determined. Visualant shall maintain its books and records for at least five (5) years after the end of the calendar year to which they pertain.

(b)
IDMC or its Affiliates shall have the right to have a reputable independent certified public accountant or other qualified auditor acceptable to Visualant, which acceptance may not be unreasonably withheld or delayed, inspect and audit Visualant books and records relating to Licensing Revenue, Sales Revenue, and Royalty Product Revenue to verify Visualant’s compliance with the terms and conditions of Section 4.2 and Section 4.3. IDMC or its Affiliates shall provide Visualant no less than thirty (30) days prior written notice of an audit request and such audit shall take place during Visualant’s normal business hours and not occur more frequently than once in any twelve (12) month period. Visualant may make its books and records available for audit by such independent accountant or auditor subject to a reasonable nondisclosure agreement between Visualant and the accountant or auditor that prohibits disclosure other than disclosures that are necessary to substantiate any finding of noncompliance with Section 4.2 and Section 4.3.

(c)
If an audit conducted in accordance with this Section 4.9 uncovers any underpayment, Visualant shall promptly remit to IDMC the amounts owed to IDMC plus interest equal to the lesser of (i) prime rate as published in The Wall Street Journal on the date full payment of the amounts owed to IDMC was made plus two percent (2%) or (ii) the highest interest rate allowed by law. If the underpayment exceeds five percent (5%) of the amounts that would otherwise have been due during any twelve (12) month consecutive period that is audited, then Visualant shall also reimburse IDMC for its reasonable, out-of-pocket expenses incurred for conducting the audit. Any underpayment and interest, if any, owed to IDMC shall be paid within thirty (30) business days following delivery of the auditor’s report and any failure to provide such payment shall be deemed a material breach of this Agreement. If the audit reveals any overpayment, then IDMC shall credit the amount overpaid against Visualant's future payments to IDMC or if the Term has expired, IDMC shall pay Visualant such overpaid amount within thirty (30) business days following the delivery of the auditor’s report; provided that Visualant shall also reimburse IDMC for its reasonable, out-of-pocket expenses incurred for conducting the audit.

5.	Compensation to Visualant

5.1.	License Fee. As consideration for the Nonexclusive License, IDMC shall pay Visualant a license fee of five percent (5%) of Revenue Allocation (the “License Fee”) subject to the terms of Exhibit B.

5.2.
Reports. On an annual basis, IDMC will provide to Visualant a report reasonably detailing Revenue Allocation with respect to Visualant IP (the “IDMC Report”) for the preceding twelve (12) month period (each, an “IDMC Reporting Period”) when there has been Revenue with respect to Visualant IP in such IDMC Reporting Period. IDMC Reports shall be sent pursuant to Section 10.2.

5.3.
Payment. IDMC shall pay the License Fee at the same time IDMC submits the IDMC Report to Visualant. IDMC shall make all payments to Visualant under this Section in United States Dollars. Payments will be made by wire transfer to the account specified by Visualant from time to time in a written notice to IDMC.

5.4.
Taxes. All payments under the Agreement will be made free of all taxes or other withholding and without any deduction, offset, setoff or other charge. Without limiting the foregoing, IDMC may not reduce the amounts payable by any taxes, fees, or other charges imposed on the remittance of royalties or any other amounts payable under this Agreement. Notwithstanding the above, each party shall be responsible for its own income taxes and any gross receipts, sales, use, excise, import, export, value-added or other taxes that may be imposed on such party as a result of the transactions contemplated by the Agreement.

6.	Confidentiality

6.1.
Terms of the Agreement. Neither party shall disclose the terms of this Agreement to any third party without the prior written consent of the other nondisclosing party, except: (a) to attorneys, auditors, or other advisors, provided that appropriate and reasonable confidentiality arrangements are established with such attorneys, auditors, or advisors; (b) to surviving entities, in the event of a sale or merger of such party; (c) to actual or potential equity or debt investors in such party, provided appropriate and reasonable confidentiality arrangements are established with the investors; (d) to its banks, investors, and other current and prospective financing sources of such party or its Affiliates; or (e) as may be necessary in the opinion of legal counsel to comply with the requirements of judicial process, any law, government order, or regulation. Notwithstanding the foregoing, any party may disclose the existence of the Agreement to any third party.

6.2.	Confidential Treatment.

(a)
Any Confidential Information and Confidential Materials exchanged by the parties are made available to the receiving party solely for the purpose of conducting the on-going business relationship between the parties and in the case of Confidential Information and Confidential Materials that are subject to any licenses or other rights granted under this Agreement, for the purpose of exercising such licenses and other rights in accordance with the other terms and conditions of this Agreement. The receiving party will not use, disclose, disseminate or distribute any Confidential Information or Confidential Materials for any other purpose without the prior written consent of disclosing party. Notwithstanding the foregoing, the receiving party may, subject to Section 6.2(b), disclose Confidential Information and Confidential Materials to any proposed or actual licensee, sublicensee, distributors, or customers of the receiving party in connection with the marketing and negotiation activities described in this Agreement. Without limitation of the foregoing, the receiving party shall not use nor permit the use of any Confidential Information or Confidential Materials to design, develop, provide or market any product or service that would compete with any product or service of the disclosing party. For clarity, the foregoing agreement not to compete does not limit or restrict the licenses and other grants set forth in this Agreement.

(b)
The receiving party will protect any Confidential Information and Confidential Materials from any unauthorized use, disclosure, copying, dissemination or distribution. Without limitation of the foregoing, the receiving party will: (i) make the Confidential Information and Confidential Materials available only to those of its employees, agents and other representatives who have a need to know the same for the purpose specified in Section 6.2(a) who have been informed that the Confidential Information and Confidential Materials belong to the disclosing party and are subject to this Agreement, and who have agreed or are otherwise obligated to comply with this Agreement; (ii) not disclose the Confidential Information to any third party except as permitted in Section 6.2(a); (iii) make or copy the Confidential Materials only as reasonably required for the purpose specified in Section 6.2(a); (iv) not deliver, distribute, display, demonstrate or otherwise make available the Confidential Materials to any third party except as provided in clause (i) above; (v) not reverse engineer, decompile or disassemble any computer program included in such Confidential Materials; except to the extent permitted by law; and (vi) not remove or obliterate markings (if any) on Confidential Information or Confidential materials indicating its proprietary or confidential nature.

(c)
Notwithstanding Section 6.2(b), the receiving party may disclose or produce any Confidential Information or Confidential Materials if and to the extent required by any discovery request, subpoena, court order or governmental action, provided that, to the extent permitted by applicable law, the receiving party gives the disclosing party reasonable advance notice of the same (e.g., so as to afford the disclosing party a reasonable opportunity to appear, object and obtain a protective order or other appropriate relief regarding such disclosure).

6.3.	Ownership and Rights.

(a)
All Confidential Information and Confidential Materials exchanged in accordance with Section 6.2 are and remain the property of the disclosing party or its third party suppliers or licensors. Section 6.2 will not be interpreted or construed as granting any license or other right under any patent, copyright, trademark, trade secret or other proprietary right.

(b)
The receiving party will hold all Confidential Information and Confidential Materials in trust for the disclosing party and will promptly permanently erase, destroy them or deliver them to the disclosing party upon the earlier of the disclosing party's request or when they are no longer needed for the purpose described in Section 6.2. Upon the disclosing party's request, the receiving party will certify in writing its permanent erasure or destruction of such Confidential Materials; provided, however, that the receiving party (a) shall be permitted to retain one (1) copy of such Confidential Materials in its archival files solely for the purposes of verifying compliance with the terms of this Agreement, and (b) shall not be required to erase or destroy computer files stored securely by the receiving party or its affiliates that are created during automatic system backups.

7.	Representations, Warranties and Covenants

7.1.	IDMC. IDMC represents and warrants as of the Effective Date and covenants as follows:

(a)
IDMC is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of Delaware, and has the requisite power to enter into and perform its obligations under this Agreement;

(b)
the execution, delivery, and performance of this Agreement have been duly and validly authorized by IDMC and do not require the consent or approval of any Person under any agreement, license, or other document to which IDMC is a party or by which IDMC is bound other than any consents or approvals which shall have been obtained on or prior to the Effective Date;

(c)	IDMC is not a party to any agreements or obligations inconsistent with this Agreement;

(d)
the execution, delivery, and performance of this Agreement by IDMC will not conflict with, result in any violation of or default under (with or without notice or lapse of time, or both), give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or to the creation of a lien, pledge, security interest, charge, or other encumbrance on assets under (i) any provision of the governing instruments of IDMC or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to IDMC or its properties or assets;

(e)
this Agreement constitutes a valid and legally binding obligation of IDMC, enforceable against IDMC in accordance with the terms of this Agreement, except to the extent that enforceability may be limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity;

(f)	IDMC shall obtain all rights necessary to grant Visualant the Exclusive License;

(g)	IDMC shall only transfer, assign, or exclusively license the Licensed IP subject to the Exclusive License; and

(h)	IDMC shall only sublicense Visualant IP pursuant to the Nonexclusive License.

7.2.	Visualant. Visualant represents and warrants as of the Effective Date and covenants as follows:

(a)
Visualant is a public company duly organized, validly existing, and in good standing under the laws of State of Nevada and has the requisite power to enter into and perform its obligations under this Agreement;

(b)
the execution, delivery, and performance of this Agreement have been duly and validly authorized by Visualant and do not require the consent or approval of any Person, under any agreement, license, or other document to which Visualant is a party or by which Visualant is bound other than any consents or approvals which shall have been obtained on or prior to the Effective Date;

(c)
Visualant is not a party to any agreements or obligations inconsistent with this Agreement and the execution, delivery, and performance of this Agreement by Visualant will not conflict with or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge, or other encumbrance on assets under (i) any provision of the governing instruments of Visualant, or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Visualant or its properties or assets;

(d)
this Agreement constitutes a valid and legally binding obligation of Visualant, enforceable against Visualant in accordance with the terms of this Agreement, except to the extent that enforceability may be limited by the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and (ii) general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity;

(e)	the Warrants are duly authorized and validly issued;

(f)	Visualant owns the Visualant IP licensed to IDMC pursuant to the Nonexclusive License and have maintained relevant documents substantiating the same;

(g)	Visualant has the right to grant the Nonexclusive License to IDMC;

(h)	Visualant shall only transfer, assign, or license Visualant IP subject to the Nonexclusive License; and

(i)	Visualant shall comply with all applicable laws and rules in exercising the Exclusive IP License and other rights granted and assigned to it under this Agreement.

7.3.
Disclaimer. The parties acknowledge and agree that, other than the representations and warranties set forth in Sections 7.1 and 7.2, there are no other representations or warranties made by any party. VISUALANT ACKNOWLEDGES THAT IDMC MAKES NO REPRESENTATION OR WARRANTY (EXPRESS, IMPLIED OR STATUTORY) REGARDING THE LICENSED IP AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION, IDMC GIVES VISUALANT NO ASSURANCE, REPRESENTATION OR WARRANTY (A) REGARDING PATENTABILITY, VALIDITY, ENFORCEABILITY OR SCOPE, OF THE LICENSED IP; (B) THAT THE LICENSED IP WILL NOT BE FOUND INVALID, UNPATENTABLE OR UNENFORCEABLE IN THE FUTURE FOR ANY REASON IN ANY ADMINISTRATIVE, ARBITRATION, JUDICIAL OR OTHER PROCEEDING; AND (C) THAT USE OR PRACTICE OF THE LICENSED IP OR ANYTHING MADE, USED, SOLD OR OTHERWISE DISTRIBUTED OR DISPOSED OF UNDER ANY OF THE LICENSED IP IS OR WILL BE FREE FROM INFRINGEMENT OF ANY OTHER PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, EVEN IF IDMC HAS BEEN MADE AWARE OF SUCH INFRINGEMENT.

8.	Continuing Obligations

8.1.
Patent Marking. Visualant will mark any product, and prominently indicate for any service, method or process, covered by this Agreement and at least one claim of any Patents included in any Licensed IP with the patent number(s) of the applicable Patents in a manner that complies with the marking requirements set forth in 35 U.S.C. § 287(a), as amended from time to time, and any other similar laws in other jurisdictions.

8.2.
Prosecution and Maintenance of Licensed IP. Visualant shall, without any further compensation, cooperate fully and comply with all reasonable requests made by IDMC in furtherance of preparation, filing, prosecution, maintenance, or enforcement of the Licensed IP.

8.3.
Assignment; Abandonment. IDMC may at its sole discretion assign any Licensed IP to another party provided that such party is subject to the obligations undertaken by IDMC pursuant to this Agreement with respect to the Patent Right. IDMC may at any time abandon its preparation, filing, prosecution, or maintenance of any Patent or Patent Application or any claim thereof that is part of the Patents licensed under this Agreement; provided that IDMC will provide Visualant thirty (30) days’ prior written notice of the abandonment.

8.4.
Patent Office and Other Similar Proceedings. Each party shall promptly give the other party notice upon becoming aware of any request for, filing or institution of any proceeding before a patent office, administrative body or court, seeking to protest, oppose, cancel, re-examine, declare an interference proceeding, initiate a conflict proceeding or other process affecting the scope, ownership, validity or term of the Licensed IP. As between the parties, IDMC shall have the right, at IDMC’s discretion, to conduct or defend such proceeding, if such proceeding involves the Licensed IP.

8.5.
Enforcement and Defense by IDMC. Each party shall promptly give the other party notice upon becoming aware of any instance of infringement of any Licensed IP. IDMC shall have the right, at its discretion, but not the obligation, to initiate, direct, conduct and settle any infringement action or validity defense relating to the Licensed IP.

8.6.	Indemnification.

(a)
Visualant will defend, indemnify and hold harmless the IDMC Indemnitees against any and all Claims, based upon any theory of liability (including warranty, strict liability, negligence or tort, and regardless of any factual basis), arising out of the exercise of the Exclusive IP License or any other rights granted under this Agreement with respect to the Licensed IP by Visualant or any sublicensee, all subject to the following:

(1)
IDMC Indemnitees will give Visualant written notice of the Claim, which any IDMC Indemnitee desires Visualant to defend, indemnify and hold harmless under this Agreement promptly after any IDMC Indemnitee receives notice thereof along with sufficient information for Visualant to identify the Claim. IDMC Indemnitees will cooperate and provide such assistance (including testimony and access to documentation within the possession or control of any IDMC Indemnitee) as Visualant may reasonably request in connection with Visualant’s defense, settlement and satisfaction of the Claim; provided that Visualant will pay or reimburse all of the costs and expenses reasonably incurred by IDMC Indemnitees to provide any such cooperation and assistance in accordance with Visualant’s request.

(2)
As part of Visualant’s obligation to defend, indemnify and hold harmless IDMC Indemnitees, Visualant will pay any and all (i) costs and expenses reasonably incurred by Visualant in connection with the defense, settlement or satisfaction of any Claim (including any amounts agreed to by Visualant in settlement of the Claim) and (ii) amounts required by any judgment or order of any court to be paid by IDMC Indemnitees as damages or other relief based upon the Claim; provided that IDMC Indemnitees have complied with their obligations under Section 8.6(a)(1) with respect to the Claim.

(3)
In no event will Visualant be required to pay an aggregate amount under Section 8.6(a)(2) exceeding the aggregate Royalties and Commissions Visualant paid to IDMC under this Agreement as of the time such payments must be satisfied.

(b)
IDMC will defend, indemnify and hold harmless the Visualant Indemnitees against any and all Claims arising from a breach of the representations and warranties made by IDMC to Visualant pursuant to Section 7.1, subject to the following:

(1)
Visualant Indemnitees will give IDMC written notice of the Claim which any Visualant Indemnitee desires IDMC to defend, indemnify and hold harmless under this Agreement promptly after any Visualant Indemnitee receive notice thereof along with sufficient information for IDMC to identify the Claim. Visualant Indemnitees will cooperate and provide such assistance (including testimony and access to documentation within the possession or control of any Visualant Indemnitee) as IDMC may reasonably request in connection with IDMC’s defense, settlement and satisfaction of the Claim; provided that IDMC will pay or reimburse all of the costs and expenses reasonably incurred by Visualant Indemnitees to provide any such cooperation and assistance in accordance with IDMC’s request.

(2)
As part of IDMC’s obligation to defend, indemnify, and hold harmless Visualant Indemnitees, IDMC will pay any and all (i) costs and expenses reasonably incurred by IDMC in connection with the defense, settlement, or satisfaction of the Claim (including any amounts agreed to by IDMC in settlement of the Claim) and (ii) amounts required by any judgment or order of any court to be paid by Visualant Indemnitees as damages or other relief based upon the Claim; provided that Visualant Indemnitees have complied with their obligations under Section 8.6(b)(1) with respect to the Claim.

(3)
In no event will IDMC be required to pay an aggregate amount under Section 8.6(b)(2) exceeding the aggregate Royalties and Commissions that have been paid to IDMC under this Agreement as of the time such payments must be satisfied.

9.	Term and Termination

9.1.	Term.

(a)
License Term. The term of the Exclusive IP License and the Nonexclusive IP License (the “License Term”) commences on the Effective Date and, subject to earlier termination pursuant to Section 9.2, terminates when all claims of the Patents expire or are held in valid or unenforceable by a court of competent jurisdiction from which no appeal can be taken.

(b)
Agreement Term. The term of the Agreement (the Agreement Term”) commences on the Effective Date until either party terminates this Agreement. Either party may terminate this Agreement for convenience at any time following the fifth anniversary of the Effective Date by providing at least ninety (90) days’ prior written notice to the other party, provided, however, that the Exclusive IP License, the Nonexclusive IP License, the obligation to pay License Fee, Commissions, and Royalties, and the audit rights in Section 4.9 shall survive termination or expiration of the Agreement.

9.2.
Termination. The License shall terminate immediately  and automatically if any of the following occurs: (a) an insolvency, receivership or bankruptcy proceeding (voluntary or involuntary) is instituted with respect to Visualant and such proceeding is not abandoned or dismissed within one hundred twenty (120) days of institution; (b) Visualant effects an assignment for the benefit of creditors; (c) Visualant dissolves (voluntarily or involuntarily) or liquidates; or (d) Visualant otherwise materially breaches this Agreement, which breach is not cured within ninety (90) days after written notice thereof from IDMC.

9.3.
Effect of Termination. If this Agreement is terminated for any reason while any sublicense granted by Visualant or by IDMC is in effect, each sub-licensee that has such a sublicense will have a one hundred eighty (180) day grace period (following the effective date of the termination of this Agreement) to complete orders in process and to sell or otherwise dispose of any products containing any of the Licensed IP.

9.4.	Survival. All obligations of a continuing nature including, without limitation, those set forth in Sections 4, 5, 9, and 10 will survive any termination of this Agreement or expiration of the Term.

9.5.
Reversion. Upon the occurrence of a termination or expiration pursuant to Section 9.2 and subject to Section 9.3, all of Visualant’s right, title and interest in, to and under the Exclusive IP License shall automatically be assigned by Visualant to IDMC. Visualant or its successor in interest shall, promptly upon the written request of IDMC, execute and deliver to IDMC or its designee such instruments and agreements as IDMC may reasonably request in order to confirm such transfer of Visualant’s right, title and interest in, to and under the Exclusive IP License to IDMC.

10.	Miscellaneous

10.1.
Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS OR OTHER INCIDENTAL OR CONSEQUENTIAL, EXEMPLARY OR SPECIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, INCLUDING THE USE OR INABILITY TO USE ANY LICENSED IP, EVEN IF SUCH PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION 10.1 WILL NOT APPLY TO ANY DAMAGES ARISING OUT OF EITHER PARTY'S (a) WILLFUL MISCONDUCT (WHICH, FOR THE AVOIDANCE OF DOUBT, INCLUDES SUCH PARTY'S WILLFUL BREACH OF ANY OF ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH PARTY IS REASONABLY RELYING ON THE ADVICE OF ITS LEGAL COUNSEL) OR GROSS NEGLIGENCE WITH RESPECT TO THIS AGREEMENT; OR (b) FRAUD. THE PARTIES ACKNOWLEDGE THAT THESE EXCLUSIONS OF POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT. FURTHER, IN NO EVENT WILL IDMC’S AGGREGATE LIABILITY UNDER THIS AGREEMENT OR WITH REGARD TO THE LICENSED IP LICENSE EXCEEDS THE AMOUNT VISUALANT PAID TO IDMC UNDER THIS AGREEMENT AT THE TIME SUCH LIABILITY MUST BE SATISFIED.

10.2.
Notices. Except as otherwise approved by the parties or stated elsewhere in this Agreement, all notices, requests, consents, approvals and communications called for by this Agreement shall be in writing and, if properly addressed to the recipient in the manner required by this Section 10.2, shall be deemed for purposes of this Agreement to have been given, delivered and received: (i) on the date of actual receipt if delivered personally to the recipient; (ii) three (3) business days after mailing by first class mail, postage prepaid; (iii) on the date of transmission by email or facsimile, provided that acknowledgement or receipt is received by the sender; or (iv) one (1) business day after deposit with a reputable overnight courier service. A writing will be deemed to be properly addressed, if addressed to the applicable party as follows, or to such other address or addresses as the addressee previously may have specified by written notice to the other parties in the manner contemplated by this Section 10.2:

If to Visualant: Ron Erickson Visualant, Inc. 500 Union Street, Suite 420 Seattle, WA 98101 USA Facsimile: (206) 826-0951 Email: ron@visualant.net	If to IDMC: Chris Alliegro Invention Development Management Company, LLC 3150 139th Ave. SE, Building 4 Bellevue, WA 98005 USA Facsimile: (425) 467-2350 Email: Notice-US@intven.com
10.3.	Headings and Title. The section headings and titles in this Agreement are for convenience of reference only. They do not form part of this Agreement and shall in no way affect its interpretation.

10.4.
Amendments and Waiver. No amendment to this Agreement shall be effective unless it is in writing and executed by all parties. Waiver by any party of any provision of this Agreement shall not be construed as a waiver of any other provision, nor shall it be construed as a waiver of any provision with respect to any other past, present, or future event or circumstance.

10.5.	Press Release. In connection with this Agreement, the parties will collaborate in good faith in a joint press release regarding this Agreement

10.6.
No Agency. The relationship of the parties hereto with respect to the matters contained herein is that of independent contractors, and nothing contained herein shall be deemed to create any relationship of agency, joint venture, or partnership. No party hereto shall have the power to commit, contract for, or otherwise obligate the other in any manner whatsoever as a result of this Agreement.

10.7.
Severability. If any provision in this Agreement is held to be invalid or unenforceable, the remainder of this Agreement will have full force and effect, and the invalid or unenforceable provision will be modified or partially enforced, to the maximum extent permitted to effectuate the original intent of the parties.

10.8.
Entire Agreement. This Agreement sets forth the entire understanding between the parties related to the subject matter hereof and supersedes all prior negotiations, correspondence, understandings, and agreements among the parties with respect to the subject matter hereof.

10.9.
Governing Law; Jurisdiction; Venue. This Agreement and any action arising hereunder shall be construed in accordance with and be governed by the laws of the State of Washington, without regard to the conflicts of law provisions thereof. Each party irrevocably agrees that any legal action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the United States District Court for the Western District of Washington, United States of America, unless such court does not have jurisdiction, in which case such legal action, suit or proceeding must be brought solely and exclusively in the state court sitting in King County, Washington, United States of America.

10.10.
Counterparts. This Agreement may be executed in any number of counterparts by the different parties in   separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

10.11.
Construction; Terms. All parties to this Agreement have cooperated in the drafting and preparation of   this Agreement. This Agreement shall be interpreted reasonably and fairly in accordance with its terms without consideration or weight being given to the Agreement or any portion hereof having been drafted by a party or its counsel. Terms defined in a given number, tense, or form shall have the corresponding meaning when used in this Agreement with initial capitals in another number, tense, or form. “Includes” or “including” shall not be deemed limited by the specific enumeration of items, but shall be deemed without limitation. The term “or” is not exclusive. Unless the context clearly intends to the contrary, words singular or plural in number shall be deemed to include the other and pronouns having a masculine or feminine gender shall be deemed to include the other.

10.12.	Consent. Each party’s execution of this Agreement shall act as its consent to the arrangements and transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Services and License Agreement effective as of the Effective Date.

VISUALANT, INC. By: /s/ Ronald P. Erickson Name: Ronald P. Erickson Title: CEO	INVENTION DEVELOPMENT MANAGEMENT COMPANY, L.L.C., on behalf of itself and its Affiliates (as defined above) By: /s/ Chris Alliegro Name: Chris Alliegro Title: Executive Vice President

Signature Page to Services and License Agreement

EXHIBIT A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PURSUANT TO THE TERMS OF SECTION 1 OF THIS WARRANT, ALL OR A PORTION OF THIS WARRANT MAY HAVE BEEN EXERCISED, AND THEREFORE THE ACTUAL NUMBER OF WARRANT SHARES REPRESENTED BY THIS WARRANT MAY BE LESS THAN THE AMOUNT SET FORTH ON THE FACE HEREOF.

VISUALANT, INCORPORATED

Warrant To Purchase Common Stock

Warrant No.:1
Number of Shares of Common Stock: 14,575,286
Date of Issuance: November 11, 2013 (“Issuance Date”)

Visualant, Incorporated, a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Invention Development Management Company, L.L.C, a Delaware limited liability company, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after Exercisability Date (as defined below), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 14,575,286 fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15.  EXERCISE OF WARRANT.

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(a)      Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day on or after the Exercisability Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) if both (A) the Holder is not electing a Cashless Exercise (as defined below) pursuant to Section 1(d) of this Warrant and (B) a registration statement registering the issuance of the Warrant Shares under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of the Warrant Shares, or an exemption from registration under the Securities Act is available for the issuance of the Warrant Shares, payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds (a “Cash Exercise”) (the items under (i) and (ii) above, the “Exercise Delivery Documents”).  The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder; provided, however, that in the event that this Warrant is exercised in full or for the remaining unexercised portion hereof, the Holder shall deliver this Warrant to the Company for cancellation within a reasonable time after such exercise.  On or before the first Trading Day following the date on which the Company has received the Exercise Delivery Documents (the date upon which the Company has received all of the Exercise Delivery Documents, the “Exercise Date”), the Company shall transmit by facsimile or e-mail transmission an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent for the Common Stock (the “Transfer Agent”). The Company shall deliver any objection to the Exercise Delivery Documents on or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents.  On or before the second Trading Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall, (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (the “FAST Program”) and so long as the certificates therefor are not required to bear a legend regarding restriction on transferability, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y), if the Transfer Agent is not participating in the FAST Program or if the certificates are required to bear a legend regarding restriction on transferability, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Trading Days after any such submission and at its own expense, issue a new Warrant (in accordance with Section 7(e)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant has been and/or is exercised.  The Company shall pay any and all taxes and other expenses of the Company (including overnight delivery charges) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an affiliate thereof.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

(b)      Exercise Price.  For purposes of this Warrant, “Exercise Price” means $0.20, subject to adjustment as provided herein.

(c)      Company’s Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of the Exercise Date a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, and if on or after such Trading Day the Holder purchases, or another Person purchasers on the Holder’s behalf or for the Holder’s account (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s written request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

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(d)      Cashless Exercise.  Notwithstanding anything contained herein to the contrary, if at any time after the six-month anniversary of the Issuance Date a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)
B
For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the shares of Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e)      Rule 144.  For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, assuming the Holder is not an affiliate of the Company, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

(f)      Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.

(g)      Beneficial Ownership.  The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

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2.      ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)      Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or deemed to have been issued by the Company in connection with any Excluded Securities (as defined below) (the “Additional Shares”) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the lowest price per share at which any share of Common Stock was issued or sold or deemed to be issued or sold.

For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

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(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)      Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c)      Adjustment upon Subdivision or Combination of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

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(d)      Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights or phantom stock rights), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.      RIGHTS UPON DISTRIBUTION OF ASSETS.

(a)      If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Weighted Average Price determined as of the record date mentioned above, and of which the numerator shall be such Weighted Average Price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

4.      PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)      Purchase Rights.   In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

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(b)      Fundamental Transactions.  The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing (unless the Company is the Successor Entity) all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of the Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of the publicly traded common stock or common shares (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Corporate Event but prior to the Expiration Date, in lieu of shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Corporate Event had this Warrant been exercised immediately prior to such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

(c)      Black Scholes Value. Notwithstanding the foregoing and the provisions of Section 4(b) above, in the event of the consummation of a Fundamental Transaction that is (1) an all-cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act or (3) a Fundamental Transaction involving a person or entity not traded on an Eligible Market, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of the Fundamental Transaction or (y) the consummation of the Fundamental Transaction, through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the later of (i) the date of consummation of the Fundamental Transaction and (ii) the fifth Trading Day following the date of such request, in each case by paying to the Holder cash in an amount equal to the Black Scholes Value.

(d)      Applicability to Successive Transactions.   The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5.      NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith comply with all the provisions of this Warrant and take all actions consistent with effectuating the purposes of this Warrant.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) from and after the Share Increase Date shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) from and after the Share Increase Date shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the number of shares of Common Stock issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

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6.      WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7.      REISSUANCE OF WARRANTS.

(a)      Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company and deliver the completed and executed Assignment Form, in the form attached hereto as Exhibit B, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)      Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)      Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)      Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.      NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9.4 of the Purchase Agreement.

9.      AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.  Any such amendment shall apply to all Warrants and be binding upon all registered holders of such Warrants.

10.      GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of Washington located in King County and the United States District Court for the Western District of Washington for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant.  The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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11.      CONSTRUCTION; HEADINGS.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.      DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  The prevailing party in any dispute resolved pursuant to this Section 12 shall be entitled to the full amount of all reasonable expenses, including all costs and fees paid or incurred in good faith, in relation to the resolution of such dispute.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.      REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

14.      TRANSFER.  Subject to applicable laws, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company

15.      CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)      “Approved Stock Plan” means any employee benefit plan or other issuance, employment agreement or option grant or similar agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

(b)      “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the earlier to occur of (x) the public disclosure of the applicable Fundamental Transaction or (y) the consummation of the applicable Fundamental Transaction and ending on the Trading Day of the consummation of the Fundamental Transaction and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public disclosure of the applicable Fundamental Transaction.

(c)      “Bloomberg” means Bloomberg Financial Markets.

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(d)      “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)      “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f)      “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(g)      “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Convertible Notes.

(h)      “Convertible Notes” means up to $5,000,000 in aggregate principal amount of the Company’s 7% Convertible Promissory Notes due June 2017, in the form of Exhibit D to the Purchase Agreement.

(i)      “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(j)      “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market.

(k)      “Exercisability Date” means the Share Increase Date.

(l)      “Expiration Date” means the fifth anniversary of the Exercisability Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded (a “Holiday”), the next date that is not a Holiday.

(m)           “Excluded Securities” means: (i) the Convertible Notes and the Conversion Shares, provided that the terms of the Convertible Notes are not amended after the Subscription Date to increase the number of shares of Common Stock issuable thereunder or to lower the conversion price thereof, (ii) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an Approved Stock Plan, (iii) shares of Common Stock issued upon the conversion or exercise of Options or Convertible Securities that were issued and outstanding on the date immediately preceding the Subscription Date, provided such securities are not amended after the Subscription Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (iv) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (v) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Warrant Price pursuant to the other provisions of this Warrant).

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(n)      “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is thesurviving corporation) another Person (but excluding a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock, or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(o)       “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(p)      “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of (a) 100% and (b) the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the issuance of the applicable Option, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the day prior to the execution of definitive documentation relating to the issuance of the applicable Option and the public announcement of such issuance and (iv) a 360 day annualization factor.

(q)      “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r)      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s)      “Principal Market” means The OTCQB.

(t)      “Required Holders” means, as of any date, the holders of at least a majority of the Warrants outstanding as of such date.

(u)      “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(v)      “Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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   (w)           “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets LLC. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period..

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

VISUALANT, INCORPORATED By: /s/ Ronald P. Erickson Name: Ronald P. Erickson Title: President and Chief Executive Officer

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ATTACHMENT A

EXERCISE NOTICE
TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

VISUALANT, INCORPORATED

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Visualant, Incorporated, a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant and, after delivery of such Warrant Shares, _____________ Warrant Shares remain subject to the Warrant.

Date: _______________ __, ______

_________________________________
   Name of Registered Holder

By:         ___________________________
Name:
Title:

A-1

ATTACHMENT B

ASSIGNMENT FORM

VISUALANT, INCORPORATED

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	___________________________________________
(Please Print)

Address:	___________________________________________
(Please Print)
Dated: _______________ __, ______
Holder’s Signature: _____________________________
Holder’s Address: ______________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

B-1

EXHIBIT B

Revenue allocation

(I)      Definitions. For purposes of this Exhibit, capitalized terms used herein have the same meanings as the Agreement except as set forth below.

(a)
“Amounts” as generally used in this Exhibit means cash amounts and amounts that are not cash, which will be valued by IDMC and/or its Affiliates at their cash equivalent under customary valuation techniques.

(b)	“Portfolio Monetization” has the meaning set forth in Section (II) below.

(c)
“Revenue” means Amounts received and recognized by IDMC and or its Affiliates as revenue under generally accepted accounting principles from (a) licensing of Visualant IP and/or (b) damages awarded in litigation or other proceedings attributable to Visualant IP. “Revenue,” as used in this Exhibit, may refer to Revenue from a Portfolio Monetization or a monetization event involving solely Visualant IP.

(d)	“Revenue Allocation” has the meaning set forth in Section (II)(b) below.

(II)    Transactions Involving Multiple Patents. Visualant acknowledges and agrees that IDMC and/or its Affiliates may from time to time enter into transactions (or incur expenses) in respect of Visualant IP and other patents or patent applications (a “Portfolio Monetization”). The parties acknowledge and agree that, unless a Portfolio Monetization specifies a particular economic allocation for one or more patents or patents applications (including Visualant IP, if any), the allocation of Revenue will be determined as follows:

(a)
Categories. Each patent or patent application included in any transaction (including Visualant IP, if any) will be ranked by IDMC and/or its Affiliates as of the date of the applicable transaction to one of the following four categories:

(1)
Patents and patent applications actually asserted against the party transacting with IDMC and/or its Affiliates and discussed in detail during the discussions leading to the Revenue (e.g., patents and patent applications that are identified, analyzed and discussed in the assertion materials and negotiations);

(2)
Patents and patent applications specifically mentioned (but not discussed in detail) in the discussions leading to the Revenue (e.g., patents listed as one of the patents or patent applications that the party transacting with IDMC and/or its Affiliates may infringe or need to license);

(3)
Patents and patent applications in the same patent classification code as one or more of the patents and patent applications in the foregoing two categories (e.g., patents and patent applications not asserted or specifically mentioned but which, as evidenced by their class code, may have been infringed by the company transacting with IDMC and/or its affiliates);

(4)	Patents and patent applications otherwise included in the transaction.

(b)	Revenue Allocations. Revenue will be allocated among the four categories as follows (“Revenue Allocations”):

(1)	55% for category (1)
(2)	27.5% for category (2)
(3)	13.75% for category (3)
(4)	3.75% for category (4)

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(III)
Adjustments to Revenue Allocations. Notwithstanding the foregoing Revenue Allocations, for any given Portfolio Monetization, in the event that the formula set forth above results in allocated per item Revenue in category (1) being less than the allocated per item Revenue in category (2), (3) or (4), or the allocated per item Revenue in category (2) being less than the allocated per item Revenue in category (3) or (4), or the allocated per item Revenue in category (3) being less than the allocated per item Revenue in category (4), then, in each such event, IDMC and/or its Affiliates will appropriately adjust the formula such that the allocated per item Revenue for each category is equal to or higher than the allocated per item Revenue for each higher numbered category (for example, the allocated per item Revenue in category (1) should be equal to or higher than allocated per item Revenue in categories, (2), (3) and (4), after the adjustment). Furthermore, in the event that any category has no patents or patent applications, then IDMC and/or its Affiliates will adjust the Revenue Allocations to allocate the null category’s Revenue Allocation pro rata (based on relative Revenue Allocations) among the other categories. For purposes of this paragraph, an “item” will be a patent or a patent application included in the given Portfolio Monetization.

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